SECOND AMENDMENT TO CREDIT AGREEMENT
                   ------------------------------------
     THIS SECOND AMENDMENT TO CREDIT AGREEMENT ("Amendment"), dated as of January 31, 1999, is entered into by and among OPTICAL COATING LABORATORY, INC. (the "Company"), the several financial institutions party to the Credit Agreement (collectively, the "Banks"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent for itself and the Banks (the "Agent") and as letter of credit issuing bank.

                                 RECITALS
                                 --------
     A. The Company, Banks, and Agent are parties to a Credit Agreement dated as of July 31, 1998, as amended by a Waiver and First Amendment to Credit Agreement dated as of January 8, 1999, effective as of October 31, 1998 (as so amended, the "Credit Agreement") pursuant to which the Banks have extended certain credit facilities to the Company.
     B. The Company has requested that the Banks agree to certain amendments of the Credit Agreement.
     C. The Banks are willing to amend the Credit Agreement, subject to the terms and conditions of this Amendment.
     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Credit Agreement.
     2.   Amendments to Credit Agreement.
          (a) Section 1.01 of the Credit Agreement shall be amended by amending the defined terms "Applicable Fee Percentage" and "Applicable Margin" in their entirety to read as follows:

                    "Applicable Fee Percentage" means 0.200%, and "Applicable Margin" means 0.750% for Offshore Rate Loans and 0.000% for Base Rate Loans, in each case until two Business Days after receipt by the Agent of the Compliance Certificate delivered pursuant to subsection 7.02(b), together with the financial statements referred to in subsection 7.01(a), for the Company's fiscal quarter ending January 31, 1999; thereafter the Applicable Fee Percentage and the Applicable Margin shall mean the percentage specified below for each opposite the applicable Leverage Ratio as set forth below:

                                                Applicable Margin
                                              -----------------------
                            Applicable Fee     Offshore     Base Rate
Leverage Ratio                Percentage      Rate Loans      Loans
--------------              --------------    ----------    ---------
Less than 1.50 to 1.00         0.200%           0.750%        0.000%

Greater than or equal
to 1.50 to 1.00 but less
than 2.00 to 1.00              0.250%           0.825%        0.000%

Greater than or equal
to 2.00 to 1.00                0.300%           1.125%        0.000%

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     Each subsequent change in the Applicable Fee Percentage and the
Applicable Margin shall take effect two Business Days after receipt by the Agent of the Compliance Certificate delivered pursuant to Section 7.02(b), together with the financial statements referred to in subsection 7.01(a) or 7.01(b), as applicable; provided, however, that if the Compliance Certificate required to be delivered pursuant to subsection 7.02(b) and the financial statements required to be delivered pursuant to subsection 7.01(a) or 7.01(b), as applicable, are not delivered when required thereunder, the Leverage Ratio shall, until two Business Days after receipt of such items, be deemed to be greater than or equal to 2.00 to 1.00.

               (b) Schedule 2.01 of the Credit Agreement shall be amended and restated in its entirety to read as set forth in Schedule 2.01 attached hereto.

     3. Representations and Warranties. The Company hereby represents and warrants to the Agent and the Banks as follows:

          (a)  No Default or Event of Default has occurred and is continuing.

          (b) The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability, without defense, counterclaim or offset.

          (c) All representations and warranties of the Company contained in the Credit Agreement are true and correct on and as of the date hereof, except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date.
          (d) The Company is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Agent and the Banks or any other Person.

     4. Effective Date. This Amendment will become effective as of the date first above written, or, if later, the date on which each of the following conditions precedent is satisfied:

          (a) The Agent has received from the Company and each of the Banks a duly executed original (or, if elected by the Agent, an executed facsimile copy) of this Amendment.

          (b) The Agent has received from the Company a copy of a resolution passed by the board of directors of such corporation, certified by the Secretary or an Assistant Secretary of such corporation as being in full force and effect on the date hereof, authorizing the execution, delivery and performance of this Amendment.

          (c) The Agent has received from the Company, (i) for the account of each Bank, an amount equal to 0.10% times the amount of the excess of (x) such Bank's Commitment after giving effect hereto, over (z) such Bank's Commitment as in effect prior to the effectiveness hereof, representing payment in full of a non-refundable amendment fee and (ii) for the account of the Agent, an arrangement fee in the amount set forth in a certain letter pertaining hereto between the Agent and the Company, which amounts the Company hereby covenants to pay to the Agent on demand.

     5. Reservation of Rights. The Company acknowledges and agrees that the execution and delivery by the Agent and the Banks of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Agent or the Banks to enter into amendments under the same, similar or any other circumstances in the future.

     6.   Miscellaneous.

          (a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein and in the other Loan Documents to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement. This Amendment is a Loan Document.

          (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

          (c) This Amendment shall be governed by and construed in accordance with the law of the State of California.

          (d) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Agent of a facsimile transmitted document purportedly bearing the signature of a Bank or the Company shall bind such Bank or the Company, respectively, with the same force and effect as the delivery of a hard copy original. Any failure by the Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Agent, and the Agent is hereby authorized to make sufficient photocopies thereof to assemble complete counterparty documents.

          (e) This Amendment, together with the Credit Agreement and the letter referenced in Section 4(c)(ii) hereof, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in accordance with the provisions of Section 11.01 of the Credit Agreement.

          (f) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.

          (g) The Company covenants to pay to or reimburse the Agent, within five Business Days after demand, for all costs and expenses (including reasonable Attorney Costs) incurred in connection with the development, preparation, negotiation, execution and delivery of this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

                                   OPTICAL COATING LABORATORY, INC.

                                   By:    /s/ JEFFREY M. RYAN
                                         -------------------------------
                                   Name:  Jeffrey M. Ryan
                                         -------------------------------
                                   Title: Assistant Treasurer
                                         -------------------------------

                                   BANK OF AMERICA NATIONAL TRUST
                                   AND SAVINGS ASSOCIATION, as Agent

                                   By:    /s/ JAMES P. JOHNSON
                                         -------------------------------
                                   Name:  James P. Johnson
                                         -------------------------------
                                   Title: Managing Director
                                         -------------------------------


                                   BANK OF AMERICA NATIONAL TRUST
                                   AND SAVINGS ASSOCIATION,
                                   as Issuing Bank and as a Bank

                                   By:    /s/ JAMES P. JOHNSON
                                         -------------------------------
                                   Name:  James P. Johnson
                                         -------------------------------
                                   Title: Managing Director
                                         -------------------------------



                                   ABN AMRO BANK N.V.

                                   By:    /s/ DIANNE D. BARKLEY
                                         -------------------------------
                                   Name:  Dianne D. Barkley
                                         -------------------------------
                                   Title: Group Vice President
                                         -------------------------------

                                   By:    /s/ JEFFREY A. FRENCH
                                         -------------------------------
                                   Name:  Jeffrey A. French
                                         -------------------------------
                                   Title: Group Vice President & Director
                                         --------------------------------





                               SCHEDULE 2.01
                               -------------
                                COMMITMENTS
                                -----------
                            AND PRO RATA SHARES
                            -------------------


Bank                               Commitment           Pro Rata Share
----                               -----------          --------------
Bank of America National
Trust and Savings Association      $22,000,000                55%

ABN AMRO Bank N.V.                 $18,000,000                45%
                                   -----------               ----

TOTAL                              $40,000,000               100%
                                   ===========               ====




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